Fourth Quarter and Full Year 2020 Financial Review and Analysis (preliminary, unaudited) February 3, 2021 Supplemental Presentation Materials Unless otherwise indicated, comparisons are to the same period in the prior year. Exhibit 99.2

Safe Harbor Statement Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (i) the impacts to our business from global economic conditions, political uncertainty, changes in environmental standards and governmental regulations, including as a result of the coronavirus/COVID-19 pandemic; (ii) competitors' actions, including pricing, expansion in key markets, and product offerings; (iii) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through price increases, without a significant loss of volume; and (iv) the execution and integration of acquisitions. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: the coronavirus/COVID-19 pandemic; fluctuations in demand affecting sales to customers; worldwide and local economic and market conditions; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; changes in our markets due to competitive conditions, technological developments, laws and regulations, and customer preferences; fluctuations in the cost and availability of raw materials and energy; changes in governmental laws and regulations; the impact of competitive products and pricing; the financial condition and inventory strategies of customers; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; product and service quality; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations or consolidations; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; retention of tax incentives; outcome of tax audits; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; the realization of deferred tax assets; fluctuations in interest rates; compliance with our debt covenants; fluctuations in pension, insurance, and employee benefit costs; goodwill impairment; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety, anti-corruption and trade compliance; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. For a more detailed discussion of the more significant of these factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2019 Form 10-K, filed with the Securities and Exchange Commission on February 26, 2020, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. In accordance with Regulations G and S-K, reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter (see Attachments A-4 through A-9 to news release dated February 3, 2021). Our non-GAAP financial measures exclude the impact of certain events, activities or decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, gains or losses on investments, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use these non-GAAP financial measures internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period and full year. We use the following non-GAAP financial measures in this presentation: • Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, an extra week in our fiscal year, currency adjustment for transitional reporting of highly inflationary economies, and the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. • Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures. We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period. • Adjusted operating income refers to income before taxes; interest expense; other non-operating expense (income), net; and other expense (income), net. • Adjusted EBITDA refers to adjusted operating income before depreciation and amortization. • Adjusted operating margin refers to adjusted operating income as a percentage of net sales. • Adjusted EBITDA margin refers to adjusted EBITDA as a percentage of net sales. • Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as our U.S. pension plan termination, effects of certain discrete tax planning actions, impacts related to the enactment of the U.S. Tax Cuts and Jobs Act ("TCJA"), where applicable, and other items. • Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. • Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. We believe that adjusted operating margin, adjusted EBITDA margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors. • Net debt to adjusted EBITDA ratio refers to total debt (including finance leases) less cash and cash equivalents, divided by adjusted EBITDA for the last twelve months. • Return on total capital (ROTC) refers to net income excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. Adjusted ROTC refers to ROTC adjusted for the impact of the TCJA and pension plan settlements. We believe that ROTC and adjusted ROTC assist investors in understanding our ability to generate returns from our capital. • Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for, where applicable, the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions. This document has been furnished (not filed) on Form 8-K with the SEC and may be found on our website at www.investors.averydennison.com

Once again proved our resiliency in 2020, well-positioned for growth Safety and well-being of employees remains our top priority during continuing global health crisis Delivered another year of strong earnings growth, despite challenging macro environment Sales down due to pandemic-related market declines, principally in Q2 Growth rebounded in Q4 Margins up significantly with record free cash flow for the year Maintained strong balance sheet Robust scenario planning and agile execution were keys to success in 2020 Strong performance over the years through consistent execution of our strategies Increasing investment in high value categories, particularly RFID, to drive growth Growing profitably in our base business while expanding/protecting margins Continuously driving productivity Implemented temporary cost-saving actions in 2020, continuing to execute structural cost reductions Well-positioned for continued GDP+ growth and top-quartile return on capital Committed to continuing success of all stakeholders: employees, customers, communities, & shareholders

Full Year 2020 Overview Reported sales down 1.4% Sales change ex. currency (non-GAAP) down 1.7%; acquisitions contributed ~2 points of growth Organic sales change (non-GAAP) down 3.4% Q4 sales change ex. currency up 5.2%, up 3.2% organically Reported operating margin of 11.6%, up 70 bps Adj. EBITDA margin (non-GAAP) of 15.3%, up 110 bps Adjusted operating margin (non-GAAP) of 12.4%, up 70 bps Reported EPS of $6.61; adjusted EPS (non-GAAP) of $7.10, up 8% Free cash flow (non-GAAP) of $548 mil., up $35 mil. Pace of capex accelerated in Q4, driven by RFID investments Maintained strong balance sheet, with year-end leverage below long-term target Targeting continued progress in 2021 Organic top-line growth of 3% to 7% Reported EPS of $7.50 to $7.90; adjusted EPS of $7.65 to $8.05, midpoint up 11%

COVID-19 Update Safety and well-being of employees remains our top priority during continuing global health crisis Implemented world-class safety protocols and continue to adapt as pandemic evolves Provided income continuation to employees during initial stages of pandemic Provided gratitude payment to frontline workers in Q4 (e.g. $250 in U.S.) Increased community engagement during crisis; $10 million incremental contribution for charitable causes in Q4 Throughout the pandemic, worked closely with customers to continue delivering industry-leading products and services; all manufacturing sites remained open during 2H-20 and disruptions to our supply chain have been negligible In response to lower demand, increased our focus on cost reduction Delivered incremental savings from restructuring actions of $65 million during 2020 Delivered temporary savings in 2020 of ~$135 million

Full Year 2020 Results

Label and Graphic Materials

Reported sales decreased 0.6% to $4.72 bil.
Sales were down 0.5% on an organic basis

- Label and Packaging Materials up low-single digit organically
  - Underlying label demand remained strong throughout the downturn given increased consumption of packaged goods, including e-commerce
  - Volumes throughout the year were more variable than usual due to shifting inventory positions throughout the value chain
- Combined Graphics and Reflective Solutions down low-teens, driven by sharp demand decline in Q2, following govt.-mandated lockdowns

Reported operating margin increased 190 bps to 14.6%

- Adjusted operating margin increased 180 bps to 15.1%, driven by productivity and raw material deflation, net of pricing


10%
22%
High Value
Categories
~35%
65%
2020 Sales by Product
Base Label
Specialty / Durables
Graphics
Reflectives


10%
7%
30%
Emerging
Markets
~39%
25%
27%
2020 Sales by Geography, End Market
U.S.
Western Europe
Asia Pacific
Latin America
E. Europe & MENA

February 3, 2021 Fourth Quarter and Full Year 2020 Financial Review and Analysis 7

Full Year 2020 Results

Retail Branding and Information Solutions

Reported sales decreased 1.2% to $1.63 bil.
Sales were down 2.3% ex. currency, and 9.5% on an organic basis

- Strong organic growth in high value categories was more than offset by decline in the base
- Enterprise-wide sales of RFID products up approximately 40% ex. currency with benefit of Smartrac acquisition; up high-single digit organically; pandemic further highlighted the benefits of RFID to enable omnichannel retailing and a frictionless economy
- Demand improved significantly in the second half (up 3% organically in Q4), following sharp decline in Q2 due to widespread closure of retail outlets

Reported operating margin decreased 300 bps to 8.9%

- Adjusted operating margin decreased 220 bps to 10.3%
    - Following sharp volume-related decline in Q2, margins rebounded in the 2nd half to 14.0% (up 140 bps compared to prior year)


2020 Sales by Product
Apparel Tags & Labels
RFID
Ext. Embellishment
PSD (ex. RFID)
11%
7%
52%
30%
High Value Categories
~37%


2020 Sales by Geography
U.S.
Europe
Asia Pacific
Latin America
Other
10%
33%
55%

February 3, 2021 Fourth Quarter and Full Year 2020 Financial Review and Analysis 8

Industrial and Healthcare Materials Reported sales decreased 7.2% to $626 mil. Sales were down 8.7% on an organic basis High-single digit decline in industrial categories, reflecting lower global industrial production (e.g. automotive), particularly in Q2. Demand improved sequentially in Q3 and Q4 (up high-single digit organically in Q4) Healthcare categories down mid-single digit, reflecting pandemic-related reduction in elective surgeries and inventory destocking in personal care categories Reported operating margin increased 40 bps to 9.3% Adjusted operating margin increased 30 bps to 10.6%, despite lower volume, driven by productivity 2020 Sales by Product Automotive Other Industrial Healthcare Retail 2020 Sales by Geography U.S. Europe Asia Pacific Latin America Other Full Year 2020 Results High Value Categories ~75%

Full Year 2020 Sales Change and Operating Margin Comparison Operating Margin Reported Operating Margin Adj. (Non-GAAP) EBITDA Margin Adj. (Non-GAAP) FY20 FY19 FY20 FY19 FY20 FY19 Label and Graphic Materials 14.6% 12.7% 15.1% 13.3% 17.3% 15.4% Retail Branding and Information Solutions 8.9% 11.9% 10.3% 12.5% 14.7% 15.7% Industrial and Healthcare Materials 9.3% 8.9% 10.6% 10.3% 14.9% 14.2% Total Company 11.6% 10.9% 12.4% 11.7% 15.3% 14.2% Sales Change FY20 Reported Ex. Currency Organic Label and Graphic Materials (0.6%) (0.5%) (0.5%) Retail Branding and Information Solutions (1.2%) (2.3%) (9.5%) Industrial and Healthcare Materials (7.2%) (8.7%) (8.7%) Total Company (1.4%) (1.7%) (3.4%)

Delivering on objectives to drive GDP+ growth and top-quartile returns

	2017 – 2021 TARGETS	2017 – 2020 RESULTS
Sales Growth	**5%+ Ex. Currency[1,2]** **4%+ Organic[1]**	**3.8% Ex. Currency[3]** **2.0% Organic[3]**
Operating Margin	**11%+ in 2021**	**11.6% in 2020** **Adj[4]: 12.4% in 2020**
Adjusted EPS Growth	**10%+[1]**	**15.3%[3]**
Return on Total Capital (ROTC) (Non-GAAP)	**17%+ in 2021**	**18.0% in 2020**
Net Debt to Adjusted EBITDA	**2.3x to 2.6x[5]**	**1.7x at Y/E 2020**

- AVY sales growth outpaced global GDP over comparable time period (2017-2020 4-year CAGR ~1.5%[6])
- Targets designed to deliver above-average cumulative EVA growth vs. capital market peers and superior TSR
- Substantially met or exceeded all long-term goals for last two cycles (2012-2015 and 2014-2018)

(1) Reflects five-year compound annual growth rate, with 2016 as the base period
(2) Impact of closed acquisitions as of 3/8/2017 is approximately 1 point of growth
(3) Reflects four-year compound annual growth rate, with 2016 as the base period
(4) Excluding restructuring charges and other items
(5) Reflects adjustment of target (from a range of 1.7x to 2.0x) in July 2018, following decision to fully fund and terminate our U.S. pension plan. See Form 8-K filed July 11, 2018.
(6) Source: IHS Markit & IMF

February 3, 2021 Fourth Quarter and Full Year 2020 Financial Review and Analysis
AVERY DENNISON 11

Ample liquidity: $800 mil. available under revolving credit facility (through 2025), plus ~$252 mil. in cash and cash equivalents at quarter-end Laddered long-term debt: next maturity in 2023 No foreseeable covenant constraints Ringfencing investments in high value categories Strong Balance Sheet and Ample Liquidity Leverage @ 1/2/21 Total Debt Outstanding $2.12B Cash and cash equivalents $0.25B Net Debt(1) $1.86B Adjusted EBITDA, trailing 4 qtrs $1.07B Net Debt to Adj. EBITDA (non-GAAP) 1.7 Debt / Liquidity Considerations Long-Term Debt Maturity Schedule * €500M debt converted to USD at 1.2x + $30M medium-term note Wtd avg interest cost of 3.2% Results vs. LT Capital Allocation Strategy % of Available Capital Target ‘17-‘20 Actual Capital spending (net of asset sales) 25% - 30% 28% Restructuring <5% 5% Dividends ~20% 21% Buyback/M&A: Share Repurchases Acquisitions and Equity Investments ~50% 46% 26% 20% (1) Totals may not sum due to rounding

Fourth Quarter 2020 Overview Reported EPS of $2.28, up ~19%; adj. EPS (non-GAAP) of $2.27, up ~31% Reported sales increased 12.3% to $1.99 bil. (4.9% due to the extra week) Sales change ex. currency (non-GAAP) up 5.2% Organic sales growth (non-GAAP) of 3.2% Reported operating margin of 13.7%, up 350 bps Adj. EBITDA margin (non-GAAP) of 16.3%, up 180 bps Adj. operating margin (non-GAAP) of 13.5%, up 160 bps Both LGM and RBIS delivered solid organic growth and each expanded adj. operating margins by 210 bps Enterprise-wide RFID sales grew 21% organically IHM expanded adj. operating margin by 210 bps on modest organic growth

Sales Trend Analysis 4Q19 1Q20 2Q20 3Q20 4Q20 2020 Reported Sales Change 0.2% (1.0%) (14.9%) (1.8%) 12.3% (1.4%) Organic Sales Change 2.1% 0.3% (13.7%) (3.6%) 3.2% (3.4%) Acquisitions - 0.7% 1.7% 2.3% 2.0% 1.7% Sales Change Ex. Currency* 2.1% 1.0% (12.0%) (1.3%) 5.2% (1.7%) Extra Week Impact - - - - 4.9% 1.3% Currency Translation (1.9%) (1.9%) (2.9%) (0.5%) 2.3% (0.9%) Reported Sales Change* 0.2% (1.0%) (14.9%) (1.8%) 12.3% (1.4%) *Totals may not sum due to rounding.

Fourth Quarter 2020 Sales Change and Operating Margin Comparison Reported Adjusted (Non-GAAP) Operating Margin 4Q20 4Q19 4Q20 4Q19 Label and Graphic Materials 15.9% 12.0% 15.4% 13.3% Retail Branding and Information Solutions 15.3% 11.5% 15.7% 13.6% Industrial and Healthcare Materials 12.4% 7.2% 12.3% 10.2% Total Company 13.7% 10.2% 13.5% 11.9% 4Q20 Sales Change Reported Ex. Currency Organic Label and Graphic Materials 10.1% 3.6% 3.6% Retail Branding and Information Solutions 19.0% 11.6% 3.1% Industrial and Healthcare Materials 10.8% 0.7% 0.7% Total Company 12.3% 5.2% 3.2%

Fourth Quarter 2020 Segment Review Label and Graphic Materials Reported sales increased 10.1% to $1.29 bil. Sales were up 3.6% on an organic basis Label and Packaging Materials up mid-single digit from prior year Combined Graphics and Reflective Solutions down mid-single digit North America & emerging markets each up mid-single digit, and Western Europe roughly flat Reported operating margin increased 390 bps to 15.9%, as the benefits of productivity, favorable volume/mix, lower restructuring charges, as well as raw material deflation, net of pricing more than offset higher employee-related costs Adjusted operating margin increased 210 bps to 15.4%

Fourth Quarter 2020 Segment Review (cont.) Retail Branding and Information Solutions Reported sales increased 19.0% to $508 mil. Sales were up 11.6% ex. currency, and 3.1% on an organic basis Enterprise-wide sales of RFID products up ~55% ex. currency with benefit of Smartrac acquisition; up ~21% organically Strong organic growth in high value categories partially offset by low-to-mid-single digit decline in the base Reported operating margin increased 380 bps to 15.3%, as the benefits of productivity, favorable volume, and lower restructuring charges more than offset higher employee-related costs Adjusted operating margin increased 210 bps to 15.7% Industrial and Healthcare Materials Reported sales increased 10.8% to $188 mil. Sales increased 0.7% on an organic basis High-single digit increase in industrial categories, reflecting sequential improvement in trend for automotive Healthcare categories down mid-single digit, reflecting pandemic-related reduction in elective surgeries and inventory destocking in personal care categories Reported operating margin increased 520 bps to 12.4%, as the benefits of lower restructuring charges, favorable volume/mix, and productivity more than offset the impact of higher employee-related costs Adjusted operating margin increased 210 bps to 12.3%

2021 EPS Guidance

Reported EPS	**$7.50 – $7.90**
Add Back: **Est. restructuring costs and other items**	**~$0.15**
Adjusted EPS (non-GAAP)	**$7.65 – $8.05**

Contributing Factors to 2021 Results

- Reported sales growth of 5% to 9%, including a ~2% tailwind from currency translation at recent rates, ~1% benefit from M&A, and ~1% headwind from the extra week in 2020
  - Organic sales change of 3% to 7%
- 53rd week headwind to EPS of ~$0.15, with Q1 tailwind more than offset in Q4
- Currency translation benefit to operating income of ~$25 mil., assuming recent rates
- Incremental savings of ~$70 mil. from restructuring actions, net of transition costs
- Majority of 2020 temporary cost-saving actions expected to be a headwind as markets recover
- Adjusted tax rate in the mid-twenty percent range, based on current tax regulations
- Free cash flow $600+ mil.
- Average shares outstanding (assuming dilution) of 83 to 84 mil.

February 3, 2021 Fourth Quarter and Full Year 2020 Financial Review and Analysis AVERY DENNISON 18

Appendix A: Supplemental Sales Information

Organic Growth Mar Apr May Jun Jul Aug Sep Oct Nov Dec Q4 LGM 5% (4%) (2%) (8%) (6%) (1%) (1%) 2% 3% 6% 4% LPM 7% 7% 2% (6%) (5%) 0% 0% 2% 5% 8% 5% Graphics & Reflective (8%) (55%) (26%) (16%) (10%) (8%) (6%) 2% (8%) (9%) (5%) RBIS* 2% (54%) (38%) (17%) (5%) (5%) (5%) 6% 2% 2% 3% IHM (6%) (17%) (25%) (21%) (15%) (5%) (4%) 3% 2% (3%) 1% Total Company 3% (17%) (13%) (11%) (7%) (2%) (2%) 3% 3% 4% 3% Total Company Ex. Currency Growth (incl. Smartrac) 5% (16%) (11%) (10%) (4%) 0% 0% 5% 5% 6% 5% Monthly Sales Trends (comparisons to prior year) * Enterprise RFID sales up ~21% on an organic basis in Q4, and up ~55% including Smartrac acquisition

Broad exposure to diverse end markets, with ~60% tied to non-durable consumer goods, logistics & shipping, and medical products

2020 Sales by Product Category


2%
15%
42%
19%
22%
Non-durable consumer goods
Retail Apparel
Industrial / Durable
Logistics, Shipping, & Other Variable Information
Medical / Healthcare

Non-durable Consumer Goods

Vast majority of these sales tied to labeling of food, beverage, and home and personal care (HPC) products

Growth catalysts: Emerging markets (increased use of packaged goods with rising middle class) and labeling technology shifts to pressure-sensitive materials

Logistics, Shipping & Other Variable Information

Growth catalysts: Increase in e-commerce benefits our businesses serving variable information needs, including non-apparel RFID

Retail Apparel

“Discretionary staple”.

Growth catalyst: expansion of omni-channel retailing

Industrial / Durable

Cyclical.

Growth catalyst: shift from mechanical to adhesive-based fastening

February 3, 2021 Fourth Quarter and Full Year 2020 Financial Review and Analysis AVERY DENNISON 21

Diversified geographic exposure 2020 Sales by Manufacturing Location 2020 Sales by End Market, estimated (1) Other includes Australia, Canada, Japan, New Zealand, and South Africa. U.S. Western Europe China Other Asia (ex-China) E. Europe & MENA Latin America Other(1)

Appendix B: Reconciliation of Financial Measures from GAAP to Non-GAAP

Organic Sales Change – Avery Dennison Totals may not sum due to rounding.

Organic Sales Change by Segment Totals may not sum due to rounding.

Organic Sales Change by Segment - Continued Totals may not sum due to rounding.

Adjusted Operating Margin – Avery Dennison

Adjusted Operating Margin – LGM

Adjusted Operating Margin – RBIS

Adjusted Operating Margin – IHM

Adjusted Net Income The adjusted tax rate was 24.1%, 24.6%, 25%, and 28% for 2020, 2019, 2018, and 2017, respectively. (1) Includes restructuring and related charges, Argentine peso remeasurement transition loss, transaction and related costs, reversal of acquisition-related contingent consideration, net gain on investments, gain on sales of assets, and other items. (2) Tax benefits from the deduction of the third quarter U.S. pension contributions on our 2017 U.S. income tax return. (3) In the fourth quarter of 2018, we finalized our provisional amounts as defined under SEC Staff Accounting Bulletin No. 118 related to the TCJA.

Adjusted EPS The adjusted tax rate was 24.1%, 24.6%, 25%, and 28% for 2020, 2019, 2018, and 2017, respectively. (1) Includes restructuring and related charges, Argentine peso remeasurement transition loss, transaction and related costs, reversal of acquisition-related contingent consideration, net gain on investments, gain on sales of assets, and other items. (2) In the fourth quarter of 2018, we finalized our provisional amounts as defined under SEC Staff Accounting Bulletin No. 118 related to the TCJA.

Free Cash Flow

Return on Total Capital (ROTC) (1) "Provision for income taxes" for the fourth quarter of 2017 includes the estimated impact of TCJA enacted in the U.S. on December 22, 2017. In the fourth quarter of 2018, we finalized our provisional amounts as defined under SEC Staff Accounting Bulletin No. 118 related to TCJA. (2) Tax benefits resulting from the deduction of the third quarter 2018 pension contributions on our 2017 U.S. income tax return. (3) Interest expense, net of tax benefit for 2019, based on our GAAP tax rate of -22.7%, is not meaningful; Applying the adjusted tax rate of 24.6% removes the benefit of the negative tax rate from pension plan settlements and discrete foreign tax structuring and planning transactions.

Net Debt to Adjusted EBITDA

Thank you